As filed with the U.S. Securities and Exchange Commission on January 8, 2021

  Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOTH THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	82-1553794
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

(646) 756-2997

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robb Knie

Chief Executive Officer

Hoth Therapeutics, Inc.

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

(646) 756-2997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.

Nazia Khan, Esq.

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112
Telephone: (212) 653-8700

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share (3)	2,475,248	$2.22	$5,495,051	$600
Common Stock, $0.0001 par value per share (4)	1,237,624	$2.22	$2,747,525	$300
	3,712,872		$8,242,576	$900

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act using the average of the high and low prices as reported on The Nasdaq Capital Market on January 6, 2021.

(3)	Represents shares of common stock offered by the selling stockholders.

(4)	Represents shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock offered by the selling stockholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders listed herein may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated January 8, 2021

3,712,872 Shares of Common Stock

This prospectus relates to the sale from time to time of up to 3,712,872 shares of common stock held by the selling stockholders named in this prospectus, including 2,475,248 outstanding shares of common stock and 1,237,624 shares of common stock issuable upon exercise of outstanding warrants (“Warrants”). We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash.

The selling stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the shares of common stock on behalf of the selling stockholders, however, does not necessarily mean that any of the selling stockholders will offer or sell their shares under this registration statement or at any time in the near future. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 15.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein and all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering or costs, expenses, and fees in connection with the registration of the shares of common stock described in this prospectus. We will pay the expenses of registering the shares.

Our common stock is traded on The Nasdaq Capital Market under the symbol “HOTH.” On January 7, 2021, the last reported sale price of our common stock was $2.17 per share.

We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus for more information on these risks.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 7, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus and any applicable prospectus supplement.

Overview

We are a clinical-stage biopharmaceutical company incorporated in May 2017 focused on developing new generation therapies for dermatological disorders. We believe that our pipeline has the potential to improve the quality of life for patients suffering from indications including atopic dermatitis (also known as eczema), chronic wounds, psoriasis, asthma and acne.

Our primary asset is a license agreement with the University of Cincinnati which was assigned to us by Chelexa Biosciences, Inc. on May 14, 2020 pursuant to which the University of Cincinnati has granted us an exclusive license to make, use, have made, import, offer for sale, and sell products based upon or involving the use of (i) topical compositions comprising a zinc chelator and gentamicin and (ii) zinc chelators to inhibit biofilm formation (the “BioLexa Platform” or “BioLexa”). The license enables us to develop the platform for any indications in humans. Our initial focus will be on the treatment of eczema through the application of a topical cream. Although our initial focus will be on the treatment of eczema, we intend to develop a second topical cream which, upon application, is intended to reduce post-procedure infections, accelerate healing and improve clinical outcomes for patients undergoing aesthetic dermatology procedures. The BioLexa Platform combines a U.S. Food and Drug Administration (“FDA”) approved zinc chelator with one or more approved antibiotics in a topical dosage form to address unchecked eczema flare-ups by preventing the formation of infectious biofilms and the resulting clogging of sweat ducts which trigger symptoms. To management’s knowledge, it is the first product candidate intended to prevent the symptom triggering flare-ups rather than simply treating symptoms when they occur.

We intend to initially use the BioLexa Platform to develop two different topical cream products: (i) a product to treat eczema and (ii) a product that reduces post-procedure infections, accelerates healing and improves clinical outcomes for patients undergoing aesthetic dermatology procedures. Eczema is a disease that results in inflammation of the skin and is characterized by rash, red skin, and itchiness. Eczema is also referred to as atopic dermatitis. We are concentrating our effort and resources to develop the BioLexa Platform, utilizing our novel formulation and approach for these two markets.

The BioLexa Platform has achieved positive results in its initial pre-clinical studies conducted at the University of Miami. BioLexa’s formulation is a new topical dosage form “repurposing” the antibiotic, enabling it to be developed for use in patients following a special regulatory pathway codified in Section 505(b)(2) of the FDA rules. Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act was enacted to enable sponsors to seek New Drug Application (“NDA”) approval for novel repurposed drugs without the need for such sponsors to undertake time consuming and expensive pre-clinical safety studies and Phase 1 safety studies. Proceeding under this regulatory pathway, we will be able to rely upon all of the publicly available safety and toxicology data with respect to gentamicin and zinc chelator in our FDA submissions. We will be required to conduct a Phase 2 study to show the safety of the combination in humans and after such Phase 2 study will be required to proceed to Phase 3 pivotal clinical trials. We believe that this path will dramatically reduce the required clinical development effort, costs and risks as compared to what would be required of us if we were required to conduct pre-clinical safety, toxicology and animal studies together with Phase 1 human safety trials required for new chemical entities which are not eligible to be reviewed pursuant to the Section 505(b)(2) regulatory pathway. We estimate that by using the Section 505(b)(2) regulatory pathway, that the clinical development process may be five to six years shorter than is required for a new chemical entity, and the FDA approval process may be six to nine months shorter than the typical eighteen month period, which we believe may result in lower development costs and shorter development time. As of the date hereof, we have not submitted an NDA to the FDA. In September 2018, we attended the first of a planned series of meetings with the FDA to review the requirements for submission and activation of an investigational new drug application (“IND”) with respect to the BioLexa Platform for use in eczema. In preparation for such pre-IND meeting, we prepared and presented to the FDA our proposed Phase 2 clinical trial plan for the treatment of eczema in patients over the age of one year old. As part of our pre-IND meeting, the FDA provided us with general guidance with respect to specific animal studies, dosing schedules and suggested human safety studies before we commence clinical trials in pediatric or adult patients. We completed all of the suggested studies in early 2020 and planned for the BioLexa clinical trial phase of development in Australia. We have engaged Novotech (Australia) Pty Limited (“Novotech”) as our local clinical research organization in Australia. Novotech will provide clinical management, data management, biostatistical, medical monitoring, medical writing, pharmacovigilance, regulatory, biodesk and other related services to support clinical trial of BioLexa in humans. On August 13, 2020, we submitted our application for approval to start our clinical trial of BioLexa to the Belberry Human Research Ethics Committee in Australia. We have also engaged Camargo Pharmaceutical Services, LLC (“Camargo”) to assist us with the FDA process required for Section 505(b)(2) applications. Specifically, Camargo has provided and will continue to provide advice and guidance relative to the IND preparation phase for the BioLexa Platform. Camargo will assist us with the refinement of our non-clinical, clinical, clinical pharmacology and biopharmaceutics strategy incorporating the preliminary feedback we received from the FDA during our pre-IND meeting.

We believe that the key elements for our market success with respect to BioLexa include:

●	the proprietary formulation of two FDA-approved drugs to treat bacterial proliferation reduces development time and costs by giving us the ability to rely on safety and efficacy data from the two approved drugs;

●	our proprietary formulation is not a topical corticosteroid, and may not be subject to the same FDA black box warning issues as most commonly prescribed treatments currently in use; and

●	a peer-reviewed publication titled “Staphylococcal Bacteria May Cause Eczema, Study Reveals,” published by Dr. Herbert B. Allen, highlights that staph-induced biofilms are the root cause of flare-ups in eczema. Our BioLexa product candidate has been demonstrated to prevent the formation of these biofilms with the promise of delaying or completely arresting flare-ups, rather than merely treating symptoms of a flare-up already underway.

In addition to our license agreement with the University of Cincinnati, we entered into the following agreements:

●	an exclusive license agreement with the University of Cincinnati for a patented, novel genetic marker for food allergies. The genetic marker licensed by us from the University of Cincinnati may be used to (i) identify at risk infants in predicting food allergies, including peanut and milk allergies, (ii) identify a person’s predisposition to an allergic reaction, thereby avoiding such reaction and (iii) determine an individual’s propensity to develop atopic dermatitis, such as eczema. We intend to utilize the genetic marker for purposes of determining an individual’s propensity to develop eczema as well as to identify and treat allergies in at-risk infants.

●	an exclusive sublicense agreement (the “Sublicense Agreement”) with Zylö Therapeutics, Inc. (“Zylö”) pursuant to which Zylö granted us an exclusive sublicense to the Licensed Patent Rights (as defined in the Sublicense Agreement) and the Licensed Technology (as defined in the Sublicense Agreement) to, among other things, develop, make and sell the Licensed Products (as defined in the Sublicense Agreement) and to practice the Licensed Technology in the United States and Canada for any and all therapeutic uses related to lupus in human beings, subject to the Field Expansion Rights (as defined in the Sublicense Agreement).

●	a license agreement with North Carolina State University (“NCSU”) pursuant to which NCSU granted us an exclusive license to, among other things, develop, make, use, offer and sell certain licensed products throughout the world with respect to HT-004 for treating allergic diseases.

●	a patent license agreement with The George Washington University (“GW”) pursuant to which GW granted us a license to certain patent rights to, among other things, make, use, offer and sell certain licensed products throughout the world with respect to HT-001 as used in treating side effects from drugs used for the treatment of cancer.

●	a patent license agreement with GW pursuant to which GW granted us an exclusive, worldwide, royalty bearing license to a certain intellectual property that can be used to develop a device designed to detect the presence of SARS-CoV-2.

●	a sponsored research agreement with GW relating to the development of a diagnostic device for the detection of SARS-CoV-2 via a mobile device as an aid in the diagnosis of the COVID-19 infection.

●	an exclusive license agreement with the Virginia Commonwealth University Intellectual Property Foundation (“VCU”) pursuant to which VCU granted us an exclusive, royalty bearing license to a novel peptide developed by researchers at VCU that may be used to slow the transmission of SARS-CoV-2 and a non-exclusive royalty bearing, worldwide license with respect to certain licensed technical information patents to make, have made, use, offer to sell, sell and import certain licensed products and perform certain licensed services.

●	a sponsored research project agreement with VCU for the development of a potential COVID-19 treatment using the license to a novel peptide granted to the Company by VCU pursuant to the VCU License Agreement.

●	a royalty and development agreement (the “Voltron Agreement”) with Voltron Therapeutics, Inc. (“Voltron”) pursuant to which we formed an entity named HaloVax, LLC (“HaloVax”) to jointly develop potential product candidates for the prevention of the Coronavirus (COVID-19) based upon certain technology that had been exclusively licensed by Voltron from The General Hospital Corporation (d/b/a Massachusetts General Hospital).

●	a sublicense agreement with Isoprene Pharmaceutics, Inc. (“Isoprene”) pursuant to which Isoprene granted us an exclusive sublicense to certain intellectual property (i) to make, have made, use, sell, offer to sell and import certain licensed products, (ii) in connection therewith, to use certain inventions and licensed materials and (iii) to practice the certain patent rights for the treatment of dermatological conditions or diseases, excluding among, other things, dermatological oncology conditions or diseases.

In order to generate revenue from our product candidates, we will need to sell our product candidates either through distribution partnerships or through our own sales efforts. Prior to selling our product candidates, we will need to receive FDA approval of our NDA for each indication that we intend to treat. The first indication we are seeking approval for is the BioLexa Platform for treating eczema. We intend to submit our NDA for such indication by mid to late 2022 with approval of such NDA anticipated to be in 2022; however, no assurances can be given that we will receive approval of the NDA in a timely manner, if at all.

Product Development and Pipeline

We intend to conduct our first Phase 1 study in healthy adults with an immediate transition to a randomized, vehicle controlled Phase 1b trial in adolescent eczema patients comparing BioLexa to the base vehicle. This Phase 1b trial is intended to examine both safety and efficacy. We will assess the formulation of Ca-DTPA and Gentamicin 0.1% in our proprietary topical lotion delivered by a metered pump system. We will also assess the ability of BioLexa to clear harmful staph aureus bacterial from the skin of atopic dermatitis patients.

Following our Phase 1b trial, we intend to conduct up to two Phase 2 trials in atopic dermatitis patients comparing BioLexa to the base vehicle. Subject numbers and allocation will be informed by the results of the Phase 1b trial. We expect the clinical program to be completed, subject to receipt of funding by us, by the end of 2021 with an NDA submission targeted for late 2021. There is currently no active NDA for our product candidate in the United States.

Recent Developments

On December 2, 2020, we entered into an option agreement with Isoprene pursuant to which we have an exclusive option, until June 2, 2021, to negotiate an exclusive, royalty-bearing and limited term license with respect to intellectual property for the diagnosis and treatment of inflammatory bowel diseases, including Crohn’s disease and ulcerative colitis.

On December 22, 2020, we entered into a non-exclusive license agreement with the U.S. Army Medical Research and Development Command (“USAMRDC”) pursuant to which USAMRDC granted us a non-exclusive license to use certain licensed patents for the treatment of lung diseases resulting from bacterial infections.

On January 5, 2021, we entered into securities purchase agreements with certain accredited investors pursuant to which we sold an aggregate of 2,475,248 shares of common stock and Warrants to purchase up to 1,237,624 shares of common stock in a private placement for net proceeds of approximately $4.6 million, after deducting estimated offering expenses payable by us. The combined purchase price for each share of common stock Warrant to purchase 0.5 of a share of common stock was $2.02. Each Warrant is exercisable period of five years at an exercise price of $2.25 per Warrant share, subject to adjustment, and may, under certain circumstances, be exercised on a cashless basis. In connection with the offering, we entered into a registration rights agreement with the investors pursuant to which we agreed to file a registration statement, of which this prospectus is a part, to register under the Securities Act, the resale of the shares of common stock and Warrants issued to the investors in the offering.

Product Candidates’ Pipeline

The following table summarizes our product candidates’ development pipeline.

Risks Associated with Our Business

Our business is subject to numerous risks. You should read these risks before you invest in our securities. In particular, our risks include, but are not limited to, the following:

●	We have generated no revenue from commercial sales to date and our future profitability is uncertain. If we fail to obtain the capital necessary to fund our operations, we will be unable to continue or complete our product development.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

●	The marketing approval process of the FDA is lengthy, time consuming and inherently unpredictable, and if we are ultimately are unable to obtain marketing approval for the product candidates we intend to develop, our business will be substantially harmed.

●	Current and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize our product candidates and affect the prices we may obtain for such product candidates.

●	Although we have entered into the Voltron Agreement pursuant to which we and HaloVax intend to jointly develop products to prevent Coronavirus (COVID-19), no assurance can be given as to when, if ever, we will be able to develop any products for such purpose and if developed that such products will be successfully commercialized. If our joint venture with HaloVax is not successful or if we fail to realize the benefits we anticipate from such joint venture, we may not be able to capitalize on the full market potential of our potential products.

●	If we are unable to submit an application for approval of BioLexa under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act or if we are required to generate additional data related to the safety and efficacy of BioLexa in order to obtain approval under Section 505(b)(2), we may be unable to meet our anticipated development and commercialization timelines.

●	If the third parties on which we rely to conduct our clinical trials and to assist us with pre-clinical development and the manufacturing and marketing of our proposed product candidates do not perform as required or expected, we may not be able to obtain regulatory approval for or commercialize our products.

●	Even if we receive regulatory approval for any of our product candidates, our current and future products may never achieve market acceptance.

●	Our products will face significant competition in the markets for such products, and if they are unable to compete successfully, our business will suffer.

●	If we fail to comply with healthcare regulations, we could face substantial enforcement actions, including civil and criminal penalties and our business, operations and financial condition could be adversely affected.

●	We rely on licenses granted to us by the University of Cincinnati, Zylö, NCSU, GWU, Voltron, VCU and Isoprene and USAMRDC, and if such licensors do not adequately defend such licenses, our business may be harmed.

●	We are dependent upon Zylö with respect the development of a treatment for patients suffering from CLE, Voltron with respect to the development of a treatment for Coronavirus (COVID-19) and Isoprene with respect to the development of a treatment for certain dermatological diseases; however, we have no control over the license agreement between Zylö and Albert Einstein College of Medicine, the license agreement between Voltron and Massachusetts General Hospital and the license agreement between Isoprene and the University of Maryland.

●	If a product liability claim is successfully brought against us for uninsured liabilities, or such claim exceeds our insurance coverage, we could be forced to pay substantial damage awards that could materially harm our business.

●	Our business may be adversely affected by the ongoing Coronavirus pandemic.

Corporate Information

We were incorporated as a Nevada corporation on May 16, 2017. Our principal executive offices are located at 1 Rockefeller Plaza, Suite 1039, New York, New York 10020 and our telephone number is (646) 756-2997. Our website address is www.hoththerapeutics.com. The information contained on our website is not incorporated by reference into this prospectus.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups (“JOBS”) Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have chosen to take advantage of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards until those standards would otherwise apply to private companies provided under the JOBS Act. As a result, our consolidated financial statements may not be comparable to those of companies that comply with public company effective dates for complying with new or revised accounting standards.

Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act pf 2002, as amended and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Before deciding whether to purchase our common stock, investors should carefully consider the risks described below together with the “Risk Factors” described in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the U.S. Securities and Exchange Commission (the “SEC”). Our business, financial condition, operating results and prospects are subject to the following material risks as well as those material risks incorporated by reference. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in the shares of our common stock.

We are an emerging growth company and a smaller reporting company under U.S. securities laws and may take advantage of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, which could make our common stock less attractive to investors.

We are an emerging growth company and smaller reporting company and may take advantage of certain exemptions from various reporting requirements that are otherwise applicable to public companies that are not emerging growth companies and/or smaller reporting companies including, but not limited to:

●	not being required to comply with the auditor attestation requirements regarding internal controls under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements;

●	exemptions from the requirements of holding a non-binding stockholder advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved;

●	exemption from the requirement to provide pay for performance disclosure; and

●	exemption from the requirement to provide compensation ratio disclosure.

Moreover, we also are eligible under the JOBS Act for an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or supplements to the auditor’s report providing additional information about the audit and the financial statements. We may take advantage of these reporting exemptions until we no longer are an emerging growth company and/or smaller reporting company.

A sale of a substantial number of shares of common stock by the selling stockholders may cause the price of our common stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our common stock in the public market, the price of our common stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section, are:

●	sale of our common stock by our stockholders, executives, and directors;

●	volatility and limitations in trading volumes of our shares of common stock;

●	our ability to obtain financings to conduct and complete research and development activities including, but not limited to, our clinical trials, and other business activities;

●	the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

●	our ability to attract new customers;

●	our ability to secure resources and the necessary personnel to conduct clinical trials on our desired schedule;

●	commencement, enrollment or results of our clinical trials for our product candidates or any future clinical trials we may conduct;

●	changes in the development status of our product candidates;

●	any delays or adverse developments or perceived adverse developments with respect to the FDA’s review of our planned pre-clinical and clinical trials;

●	any delay in our submission for studies or product approvals or adverse regulatory decisions, including failure to receive regulatory approval for our product candidates;

●	unanticipated safety concerns related to the use of our product candidates;

●	changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of common stock by our shareholders;

●	our cash position;

●	announcements and events surrounding financing efforts, including debt and equity securities;

●	our inability to enter into new markets or develop new products;

●	reputational issues;

●	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

●	changes in general economic, political and market conditions in or any of the regions in which we conduct our business including as a result of the recent pandemic related to Coronavirus (COVID-19);

●	changes in industry conditions or perceptions;

●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

●	departures and additions of key personnel;

●	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

●	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders covered by this prospectus.

We are registering the shares of common stock that were, or may be, issued by us to the selling stockholders to permit the resale of these shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our common stock does not develop or is sustained, our common stock may remain thinly traded.

The Listing Rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our common stock;

●	the number of investors in general that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any applicable prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include, among other things, statements about:

●	our business strategies;

●	the timing of regulatory submissions;

●	our ability to obtain and maintain regulatory approval of our existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain;

●	risks relating to the timing and costs of clinical trials, the timing and costs of other expenses;

●	risks related to market acceptance of products;

●	the ultimate impact of the current Coronavirus pandemic, or any other health epidemic, on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole;

●	intellectual property risks;

●	risks associated with our reliance on third party organizations;

●	our competitive position;

●	our industry environment;

●	our anticipated financial and operating results, including anticipated sources of revenues;

●	assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches;

●	management’s expectation with respect to future acquisitions;

●	statements regarding our goals, intensions, plans and expectations, including the introduction of new products and markets; and

●	our cash needs and financing plans.

We caution our stockholders and other readers not to place undue reliance on such statements.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth herein under the title “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2019, and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and elsewhere in the documents incorporated by reference into this prospectus and any applicable prospectus supplement.

You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which the statement is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus and any applicable prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus and any applicable prospectus supplement. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus and any applicable prospectus supplement or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The net proceeds from any disposition of the shares of common stock covered hereby will be received by the selling stockholders. We will not receive any of the proceeds from any such shares of common stock offered by this prospectus. We will, however, receive the net proceeds of any Warrants exercised for cash. We expect to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes.

SELLING STOCKHOLDERS

This prospectus relates to the offering by the selling stockholders of up to 3,712,872 shares of common stock, including 2,475,248 outstanding shares of common stock and 1,237,624 shares of common stock underlying Warrants issued in our January 2021 private placement.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the names of the selling stockholders, the nature of any position, office or other material relationship, if any, which the selling stockholders have had, within the past three years and the number of shares of our common stock beneficially owned by the selling stockholders before and after this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as otherwise set forth herein, none of the selling stockholders are a broker-dealer or an affiliate of a broker-dealer.

We have assumed all of the shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, New York 10020.

	Beneficial Ownership of			Common Stock		Beneficial Ownership
	Common Stock Prior			Saleable		of Common Stock
	to the Offering			Pursuant		After the Offering (1)
	Number of		Percent of	to This		Number of	Percent of
Name of Selling Stockholder	Shares		Class (2)	Prospectus		Shares	Class (2)
Ionic Ventures, LLC (3)	1,237,625	(4)	8.93%	1,237,625	(4)	0	0%
Intracoastal Capital, LLC (5)	1,237,624	(6)	8.93%	1,237,624	(6)	0	0%
Lind Global Macro Fund, LP (7)	1,237,623	(8)	8.93%	1,237,623	(8)	0	0%
TOTAL				3,712,872

(1)	Assumes that all of the shares of common stock held by the selling stockholders covered by this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. However, as the selling stockholders can offer all, some, or none of their shares of common stock, no definitive estimate can be given as to the number of shares of common stock that the selling stockholders will ultimately offer or sell under this prospectus.

(2)	Calculated based on 13,439,229 shares of common stock issued and outstanding as of January 7, 2021.

(3)	Ionic Ventures, LLC (“Ionic”) is the record and beneficial owner of the securities set forth in the table. Brendan O’Neil and Keith Coulston are the Managers of Ionic and may also be deemed to have investment discretion and voting power over the shares that it holds. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. The address of Ionic Ventures, LLC is 3053 Fillmore St, Suite 256, San Francisco, CA 94123 .

(4)	Represents (i) 825,083 shares of common stock and (ii) 412,542 shares of common stock issuable upon exercise of the Warrants.

(5)	Mitchell P. Kopin and Daniel B. Asher, each of whom are Managers of Intracoastal Capital, LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal. The address for Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, FL 33483.

(6)	Represents (i) 825,083 shares of common stock and (ii) 412,541 shares of common stock issuable upon exercise of the Warrants.

(7)	Jeff Easton is the Managing Member of Lind Global Partners, LLC, which is the General Partner of Lind Global Macro Fund, LP, and in such capacity has the right to vote and dispose of the securities held by such entity. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind Global Macro Fund, LP is 444 Madison Avenue, 41st Floor, New York, NY 10022.

(8)	Represents (i) 825,082 shares of common stock and (ii) 412,541 shares of common stock issuable upon exercise of the Warrants.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the material terms of our common stock as provided in our Articles of Incorporation, as amended (“Articles of Incorporation”) and Amended and Restated Bylaws (“Bylaws”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is only a summary and may not contain all the information that is important to you or that you should consider before investing in our stock, and is qualified in its entirety by reference to the complete text of the Articles of Incorporation and Bylaws. For a more detailed description of these securities, you should read the applicable provisions of Nevada law, our Articles of Incorporation, our Bylaws and the reports that we file with the SEC, which are incorporated herein by reference.

General

As of the date of this prospectus, our authorized capital stock consisted of 75,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which 5,000,000 shares of our preferred stock have been designated as Series A Preferred Stock of which 3,102,480 shares of Series A Preferred Stock which were previously issued were converted into common stock at the time of our initial public offering and 1,897,520 shares of Series A Preferred Stock remain authorized.  Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of January 7, 2021, there were 13,439,229 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Each share of our common stock entitles the holder to receive notice of and to attend all meetings of our stockholders with the entitlement to one vote. Holders of common stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the common stock, to receive any dividend declared by the board of directors. If the Company is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them. Holders of common stock have no redemption or conversion rights. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Nevada law, to issue shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Anti-Takeover Provisions our Bylaws

Board of Directors Vacancies

Our Bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors.

Special Meeting of Shareholders

Our Bylaws provide that special meetings of our stockholders may be called by the president of the Company, the board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which such notice of the date of annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Exclusive Forum

Our Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (ii)  any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Company’s Articles of Incorporation or Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s Articles of Incorporation or Bylaws. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The enforceability of similar exclusive forum provisions in other corporations’ bylaws has been challenged in legal proceedings, and it is possible that a court could rule that this provision in our Bylaws is inapplicable or unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar is Continental Stock Transfer & Trust Company whose address is 1 State Street, 30th Floor, New York , NY 10004.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “HOTH.”

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	disposition on any national securities exchange on which our common stock may be listed at the time of the sale;

●	disposition in the over-the-counter markets;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	disposition in one or more underwritten offerings in a best efforts basis or firm commitment basis;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted by applicable law.

We do not know of specific arrangements by the selling stockholders for the sale of their shares of common stock. The aggregate proceeds to the selling stockholders from any sale of the shares of common stock offered by them will be the purchase price of the shares of common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of the shares of common stock to be made directly or through agents. We will not receive any of the proceeds from any such sale.

The selling stockholders also may resell all or a portion of their shares of common stock in open market transactions in reliance upon Rule 144 promulgated under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers or agents that participate in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of common stock may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses, and fees in connection with the registration of the shares of common stock. We will not be paying any underwriting discounts or commissions in this offering.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2019 and 2018, incorporated by reference in this prospectus and the registration statement, of which it forms a part, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the sale, from time to time, of the shares of common stock held by the selling stockholders named in this prospectus and any applicable prospectus supplement.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

You may read and copy the registration statement, as well as our reports, proxy statements and other information, on the SEC’s website at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.hoththerapeutics.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus and any applicable prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 13, 2020, August 13, 2020 and November 10, 2020, respectively;

●	our Current Reports on Form 8-K (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed with the SEC on March 23, 2020, March 25, 2020, April 17, 2020, May 19, 2020, May 21, 2020, May 22, 2020, May 29, 2020, July 2, 2020, July 8, 2020, July 20, 2020, August 5, 2020, August 10, 2020, August 18, 2020, August 31, 2020, September 11, 2020, September 21, 2020, December 8, 2020 and January 8, 2021;

●	our definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on May 19, 2020; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 6, 2019, including any amendments or reports filed with the SEC for the purposes of updating such description.

All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.hoththerapeutics.com. Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus or any prospectus supplement unless specifically incorporated herein by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement free of charge upon request for such documents in writing or by telephone at the following address:

Hoth Therapeutics, Inc.

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

Attention: Secretary

3,712,872 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the selling stockholders. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$900
Legal fees and expenses	$25,000
Printing fees and expenses	$2,000
Accounting fees and expenses	$7,000
Miscellaneous fees and expenses	$1,100

Total	$36,000

Item 15.	Indemnification of Officers and Directors.

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Articles of Incorporation

Our Articles of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the provisions of the Nevada Revised Statutes, indemnify any and all persons whom it shall have the power to indemnify under the Nevada Revised Statutes.

Item 16.	Exhibits.

a)	Exhibits.

Exhibit Numbers	Exhibit Description

3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Form S-1/A filed on December 14, 2018)

3.2	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Company’s Form S-1/A filed on December 14, 2018)

3.3	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.3 to the Company’s Form S-1/A filed on December 14, 2018)

3.4	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on February 20, 2019)

3.5	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on February 20, 2019)

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP as to the legality of the securities being registered

23.1*	Consent of WithumSmith+Brown, PC

23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages to the registration statement).

*	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed pursuant to Rule 424(b)(3) as part of a registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 8th, 2021.

HOTH THERAPEUTICS, INC.

By:	/s/ Robb Knie
Robb Knie
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robb Knie, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robb Knie	Chief Executive Officer, President and Director	January 8, 2021
Robb Knie	(Principle Executive Officer)

/s/ David Briones	Chief Financial Officer	January 8, 2021
David Briones	(Principal Financial and Accounting Officer)

/s/ Stefanie Johns	Chief Scientific Officer	January 8, 2021
Stefanie Johns

/s/ Vadim Mats	Director	January 8, 2021
Vadim Mats

/s/ Wayne Linsley	Director	January 8, 2021
Wayne Linsley

/s/ David B. Sarnoff	Director	January 8, 2021
David B. Sarnoff

/s/ Graig Springer	Director	January 8, 2021
Graig Springer

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